Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Amendment to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: April 10, 2012	PRESTIGE TRADE INVESTMENTS LIMITED

	By:	/s/ Jay B. Gould
Jay B. Gould
Attorney-In-Fact

SIMING YANG

	By:	/s/ Jay B. Gould
Jay B. Gould
Attorney-In-Fact

CHIDONG WANG

	By:	/s/ Jay B. Gould
Jay B. Gould
Attorney-In-Fact

FEI XIAO

	By:	/s/ Jay B. Gould
Jay B. Gould
Attorney-In-Fact

CAIYIN FAN

	By:	/s/ Jay B. Gould
Jay B. Gould
Attorney-In-Fact